Consent of Independent Accountants

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective No. 23 to the registration statement on Form N-1A (the "Registration Statement") of our report dated September 18, 1996, relating to the financial statements and financial highlights of Alliance Strategic Balanced Fund, Inc. (the "Fund"), which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus relating to Class A, Class B and Class C shares of the Fund (the "Retail Prospectus") and the Prospectus relating to the Advisor Class shares of the Fund (the "Advisor Class Prospectus") which constitute part of this Registration Statement. We also consent to the references to us under the headings "Statements and Reports," and Independent Accountants" in such Statement of Additional Information and to the references to us under the headings "Financial Highlights" in the Retail Prospectus and "Conversion Feature- Description of Class A Shares" in the Advisor Class Prospectus.

We also consent to the incorporation of our report dated October 20, 1995 relating to the financial statements and financial highlights of Alliance Short-Term U.S. Government Fund, Inc., our report dated December 14, 1995 relating to the financial statements and financial highlights of Alliance Growth Fund, Inc., and our report dated June 24, 1996 relating to the financial statements and financial highlights of Alliance Growth Investors Fund, Inc. and Alliance Conservative Investors Fund, Inc. into this Registration Statement and to the references to us under the headings "Statements and Reports" and "Independent Accountants" in the Statement of Additional Information constituting parts of this Registration Statement and to the references to us under the headings "Financial Highlights" in the Retail Prospectus and "Conversion Feature-Description of Class A Shares" in the Advisor Class Prospectus constituting parts of this Registration Statement.


/s/ Price Waterhouse LLP
Price Waterhouse LLP
1177 Avenue of the Americas
New York, New York 10036
September 30, 1996







00250184.AN6